UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2024
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 regarding the Amended and Restated Portfolio Loan Facility (defined below) is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
Amended and Restated Portfolio Loan Facility
On November 3, 2021, certain of KBS Real Estate Investment Trust III, Inc.’s (“KBS REIT III”) indirect wholly owned subsidiaries (the “Amended and Restated Portfolio Loan Facility Borrowers”), entered into a loan agreement with Bank of America, N.A., as administrative agent (the “Agent”); BofA Securities, Inc., Wells Fargo Securities, LLC and Capital One, National Association as joint lead arrangers and joint book runners; Wells Fargo Bank, N.A., as syndication agent; and each of the financial institutions signatory thereto as lenders (as subsequently modified and amended, the “Amended and Restated Portfolio Loan Facility”). The current lenders under the Amended and Restated Portfolio Loan Facility are Bank of America, N.A.; Wells Fargo Bank, National Association; U.S. Bank, National Association; Capital One, National Association; PNC Bank, National Association; Regions Bank; and Zions Bankcorporation, N.A., DBA California Bank & Trust (together, the “Portfolio Loan Lenders”). The Amended and Restated Portfolio Loan Facility is secured by 60 South Sixth, Preston Commons, Sterling Plaza, Towers at Emeryville, Ten Almaden and Town Center (the “Properties”).
On February 6, 2024, KBS REIT III, through the Amended and Restated Portfolio Loan Facility Borrowers, entered into a fourth loan modification and extension agreement with the Agent and the Portfolio Loan Lenders (the “Fourth Extension Agreement”). See KBS REIT III’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2024 for a description of the material terms of the Fourth Extension Agreement.

On July 15, 2024, KBS REIT III, through the Amended and Restated Portfolio Loan Facility Borrowers, entered into a fifth loan modification and extension agreement with the Agent and the Portfolio Loan Lenders (the “Fifth Extension Agreement”). Pursuant to the Fifth Extension Agreement, the Agent and Portfolio Loan Lenders agreed to extend the maturity of the facility to November 6, 2024. Additionally, pursuant to the Fifth Extension Agreement, the interest rate which was based on the Bloomberg Short-Term Bank Yield Index ("BSBY") was replaced with SOFR. Effective August 1, 2024, the Amended and Restated Portfolio Loan Facility will bear interest at one-month Term SOFR plus 180 basis points plus a SOFR margin adjustment of 10 basis points. The aggregate outstanding principal balance of the Amended and Restated Portfolio Loan Facility was approximately $601.3 million as of July 15, 2024.
Under the Fifth Extension Agreement, the Agent and the Portfolio Loan Lenders waived the requirement for the Properties to satisfy the minimum required ongoing debt service coverage ratio as of the December 31, 2023, March 31, 2024, June 30, 2024 and September 30, 2024 test dates and waived the requirement for KBS REIT Properties III LLC, an indirect wholly owned subsidiary of KBS REIT III (“REIT Properties”), as guarantor, to satisfy a net worth covenant for the period between July 15, 2024 and November 6, 2024.

The Fifth Extension Agreement extended the timing for meeting certain milestones initially included in the Fourth Extension Agreement as described in (c) below and added additional milestones as described in (a) and (b) below:
(a)     On or prior to August 15, 2024, the Amended and Restated Portfolio Loan Facility Borrowers will have delivered to the Agent a fully executed term sheet detailing the terms upon which a third-party investor is willing to contribute new equity, debt or a combination of both, in an amount not less than $100,000,000 to KBS REIT III;
(b)     On or prior to September 16, 2024, the Amended and Restated Portfolio Loan Facility Borrowers will have delivered to the Agent an updated comprehensive cash flow analysis and plan for repayment of all indebtedness related to KBS REIT III and its direct and indirect subsidiaries; and
(c)     On or prior to October 15, 2024, not less than $100,000,000 in new equity, debt or a combination of both shall have been raised by KBS REIT III.
On February 12, 2024, KBS REIT III engaged Moelis & Company LLC, a global investment bank with expertise in real estate, capital raising and restructuring, to assist KBS REIT III in developing, evaluating and pursuing the initiatives in accordance with the Fourth Extension Agreement and now this Fifth Extension Agreement. KBS REIT III has met and conducted interviews with several potential third-party investors and is in process of reviewing the offers presented by certain of these third-party investors. KBS REIT III will continue to work to meet all of the milestones in the Fifth Extension Agreement, though there can be no assurance as to the certainty or timing of KBS REIT III’s plans to raise capital or additional debt. To the extent each milestone above is not met, it will constitute an immediate default under the Amended and Restated Portfolio Loan Facility, without any requirement of notice or opportunity to cure.

The Fourth Extension Agreement provides a default will occur under the Amended and Restated Portfolio Loan Facility if a written demand for payment following a default under the following loans is delivered to REIT Properties by U.S. Bank, National Association under (a) KBS REIT III’s credit facility with U.S. Bank National Association and Bank of America, N.A., (b) the payment guaranty agreement of KBS REIT III’s Modified Portfolio Revolving Loan Facility or (c) any other indebtedness of REIT Properties where the demand made or amount guaranteed is greater than $5.0 million. Additionally, the Fifth Extension Agreement provides a default will occur under the Amended and Restated Portfolio Loan Facility if a written demand for payment following a default is delivered to REIT Properties by the lenders under KBS REIT III's The Almaden Mortgage Loan or KBS REIT III's Park Place Village Mortgage Loan, in each case where the demand made or amount guaranteed is greater than $5.0 million.
Pursuant to the Fifth Extension Agreement, the Amended and Restated Portfolio Loan Facility Borrowers also agreed (a) to pay the Portfolio Loan Lenders a non-refundable fee in the amount of $0.6 million, (b) to deposit an additional $5.0 million into the cash sweep collateral account (which will generally be used to fund capital expenditures and operating cash flow needs of the Properties), and (c) to pay the Agent certain fees, commissions and costs incurred by the Agent and its counsel in connection with the Fifth Extension Agreement. In addition, pursuant to the Fifth Extension Agreement, the Portfolio Loan Lenders agreed to extend the timing of the payment of the exit fee in the amount of $1.0 million due to the Portfolio Loan Lenders to the earliest to occur of the maturity date, the repayment of the loan in full and the occurrence of a default under the loan.

Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of KBS REIT III and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. These include statements about KBS REIT III’s plans, strategies and prospects, including its ability to comply with any terms, conditions, obligations or covenants contained in any agreements related to debt obligations, including but not limited to its ability to raise capital as required by the Fifth Extension Agreement. These statements are subject to known and unknown risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and KBS REIT III undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Moreover, you should interpret many of the risks identified in this report, as well as the risks set forth below, as being heightened as a result of the continued disruptions in the financial markets impacting the U.S. commercial real estate industry, especially as it pertains to commercial office buildings. All forward-looking statements should be read in light of the risks identified in Part I, Item 1A of KBS REIT III’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Part II, Item 1A of KBS REIT III’s Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission.
As a result of KBS REIT III’s upcoming loan maturities, the challenging commercial real estate lending environment, the current interest rate environment, leasing challenges in certain markets where KBS REIT III owns properties and the lack of transaction volume in the U.S. office market as well as general market instability, there is substantial doubt as to KBS REIT III’s ability to continue as a going concern for at least a year from May 15, 2024. If KBS REIT III is unable to repay, refinance or extend maturing loans, the lenders may seek to foreclose on the underlying collateral. There is no assurance that KBS REIT III will be able to satisfy, extend or refinance any maturing loans, and even if KBS REIT III does, KBS REIT III may still be adversely affected if substantial principal paydowns are required or if it is unable to satisfy any covenants or other terms and conditions contained in any agreement evidencing such extension or refinancing, including the requirement to raise additional capacity as set forth in the Fifth Extension Agreement. In addition to the factors noted above, KBS REIT III's ability to raise additional capital in a timely manner, if at all, is dependent on many factors beyond its control, including general macroeconomic conditions and volatility or disruptions of the capital markets. There is no assurance that KBS REIT III will be able to satisfy any covenants or other terms and conditions contained in any of current agreements evidencing its debt obligations or any extension or refinancing agreement that is entered into.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: July 18, 2024	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary